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                                                                   Exhibit 4.2

                   AMENDMENT NO. 1 TO RECEIVABLES PURCHASE AGREEMENT

                         AMENDMENT NO. 1 TO RECEIVABLES PURCHASE
               AGREEMENT ("Amendment No. 1"), dated as of October 15, 1997, between JCP RECEIVABLES, INC., a Delaware corporation ("Buyer"), and J. C. PENNEY COMPANY, INC., a Delaware corporation ("Seller").

                                 PRELIMINARY STATEMENT

                         Section 9.1 of the Receivables Purchase
               Agreement, dated as of September 5, 1988 (the "Agreement"), between Buyer and Seller provides that Buyer and Seller may amend from time to time the Agreement, subject to satisfaction of certain conditions precedent set forth therein. All terms used in this Amendment No. 1 that are defined in the Agreement have the meanings assigned to them therein, except to the extent such terms are amended or modified in this Amendment No. 1.

                         In consideration of the mutual agreements
               contained herein, each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders:

               SECTION 1. Amendments to Agreement.
                          ________________________

                         (a) The following definitions in Section 1.1 of
               the Agreement shall be amended to read as follows:

                         "Credit Card Agreement" shall mean the Seller
                          _____________________
               Retail Installment Credit Agreement (Revolving Credit Agreement), Seller form 2218, attached as Exhibit D, or a
                                                         _________
               variant thereof reflecting a particular state's usury and retail installment sales laws, or the Bank Credit Agreement, attached as Exhibit D-2, or a variant thereof,
                                      ___________
               as any such agreement may be amended, modified or otherwise changed from time to time.

                         "Credit Card Guidelines" shall mean the
                          ______________________
               policies and procedures of Seller or Bank, as applicable, relating to the operation of its credit card business, including, without limitation, the policies and procedures for determining the creditworthiness of credit card customers, the extension of credit to credit card customers, the terms on which repayments are required to be made, and relating to the maintenance of credit card


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               accounts and collection of credit card receivables, as
               such policies and procedures may be amended from time to time.

                         "Credit Insurance" shall mean life, accident,
                          ________________
               health, disability or other insurance of an Obligor to Seller or Bank, as applicable, to insure payment of any amount owing by such Obligor under an Account and which proceeds of such insurance are payable to Seller or Bank, as applicable, upon such Obligor's death or disability.

                         "Eligible Account" shall mean, as of the Cut
                          ________________
               Off Date (or, with respect to Additional Accounts, as of the relevant Notice Date in respect of Additional Accounts added pursuant to subsection 2.2(a) or as of the date such Account is added to a Cycle in respect of Additional Accounts added pursuant to subsection 2.2(b)), each Account:


                              (a) which is payable in United States
               dollars; and

                              (b) which is serviced in any credit
               service center of Seller or Bank which is located in the United States.

                         "Eligible Receivable" shall mean each
                          ___________________
               Receivable:

                              (a) which has arisen under an Eligible
               Account;

                              (b) which was created in compliance, in
               all material respects, with all Requirements of Law applicable to Seller or Bank, as applicable, and Buyer and pursuant to a Credit Card Agreement which complies, in all material respects, with all Requirements of Law applicable to Seller or Bank, as applicable, and Buyer;

                              (c) with respect to which all consents,
               licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by Seller or Bank, as applicable, and Buyer in connection with the creation of such Receivable or the execution, delivery and performance by Seller or Bank, as applicable, and Buyer of the Credit Card Agreement pursuant to which such

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               Receivable was created, have been duly obtained, effected
               or given and are in full force and effect as of such date of creation;

                              (d) as to which, at the time of the
               creation of such Receivable, Seller or Bank, as applicable, Buyer or the Trust had good and marketable title thereto, free and clear of all Liens arising under or through Seller, Bank or Buyer (other than Liens permitted pursuant to subsection 5.1(d));

                              (e) which is the legal, valid and binding
               payment obligation of the Obligor thereon, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

                              (f) which constitutes an "account" under
               and as defined in Article 9 of the UCC as then in effect in any state where Seller's or Bank's, as applicable, chief executive offices or books and records relating to the Receivables are located.

                         (b) The following new definition shall be added
               to Section 1.1 of the Agreement:

                         "Bank" shall mean JCPenney Card Bank, National
               Association, a national banking association.

               SECTION 2. Incorporation of Agreement.
                          ___________________________

                         The Agreement, as modified by this Amendment
               No. 1, is hereby incorporated by reference and forms a part of this instrument with the same force and effect as if set forth in full herein. In the event that any term or provision contained herein shall conflict or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Amendment No. 1 shall govern. After the date hereof, any reference to the Agreement shall mean the Agreement as amended by this Amendment No. 1.

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               SECTION 3. Ratification of the Agreement.
                          _____________________________

                         As amended by this Amendment No. 1, the
               Agreement is in all respects ratified and confirmed, and the Agreement and this Amendment No. 1 shall be read, taken and construed as one and the same instrument.

               SECTION 4. Governing Law.
                          _____________

                         THIS AMENDMENT NO. 1 SHALL BE CONSTRUED IN
               ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

               SECTION 5. Counterparts.
                          ____________

                         This Amendment No. 1 may be executed in two or
               more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

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                         IN WITNESS WHEREOF, Buyer and Seller have
               caused this Amendment No. 1 to be duly executed by their respective officers as of the day and year first above written.

                                        JCP RECEIVABLES, INC.


                                        By /s/ Catherine A. Walther
                                           _____________________________

                                             Name:  Catherine A. Walther
                                             Title: President


                                        J. C. PENNEY COMPANY, INC.


                                        By /s/ Robert B. Cavanaugh
                                           _____________________________

                                             Name:  Robert B. Cavanaugh
                                             Title: Vice President and Treasurer


               Consented to:

               CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH



               By: /s/ David Shrenzel     By: /s/ Elizabeth A Whalen
                   ____________________       ____________________
                    Name:  David Shrenzel      Name:  Elizabeth A. Whalen
                    Title: Director            Title: Associate

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